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                                           [J.P. MORGAN ASSET MANAGEMENT LOGO]

December 19, 2014

Hartford Life Insurance Company
C/O MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
100 BRIGHT MEADOW BOULEVARD
ENFIELD, CT 06082

RE: Response to Notice Letter in Connection with Hartford Life Insurance Company Mutual Fund Agreements, dated 5/6/2013 (Exhibit A)

Ladies and Gentlemen:

This letter is in response to the Notice Letter provided by you on May 6, 2013. Hartford Life Insurance Company ("HLIC") is a party to the Agreement listed below with the applicable JPMorgan Funds, JPMorgan Distribution Services, Inc., J.P. Morgan Investment Management Inc. and Security Capital Research & Management Incorporated,(collectively, the "JPMorgan Parties"). Whereas, J.P. Morgan Mutual Fund Group was a party to the Agreement, as one of the Trusts executing the Agreement; effective January 3, 2011, J.P. Mutual Fund Group was dissolved; and JPMorgan Value Opportunities Fund Inc. was a party to the Agreement; effective October 18, 2013, JPMorgan Value Opportunities Fund Inc merged into JPMorgan Trust II.

   - Retail Fund Participation Agreement and Mutual Fund Sales Agreement Addendum, dated February 26, 2009, as amended by Amendment dated August 14, 2009, and Second Amendment, dated January 1, 2011 (Exhibit B)

You represent that pursuant to a purchase and sale agreement, dated September 4, 2012, Massachusetts Mutual Life Insurance Company ("MassMutual") acquired the retirement plans group ("RPG") business of HLIC and its affiliates on January 1, 2013 (the "Sale") by means of certain reinsurance, administrative and other arrangements. You further represent that in connection with the Sale, and pursuant to an Administrative Services Agreement between HLIC and MassMutual dated January 1, 2013, HLIC appointed MassMutual as its Administrator to act as its exclusive agent and in its name as attorney-in-fact to provide all required, necessary and appropriate administrative and other services with respect to the HLIC Contracts and Separate Accounts as those terms, and such services, are described in the Retail Fund Participation Agreement and Mutual Fund Sales Agreement Addendum referenced above. In this regard, pursuant to the Notice Letter, you stated that HLIC will be delegating any and all of its responsibilities to perform administrative and distribution services under the applicable agreements listed above that call for such services to MassMutual or its affiliate after December 31, 2013.

              460 Polaris Parkway, Suite 200, Westerville, OH 43082

                     J.P. Morgan Distribution Services, Inc.

  "J.P. Morgan Asset Management is the marketing name for the asset management business of JPMorgan Chase & Co. Those businesses include, but are not limited to J.P. Morgan Investment Management, Inc., JPMorgan Investment Advisors, Inc.,
      Security Capital Research & Management Incorporated and J.P. Morgan
                      Alternative Asset Management, Inc."

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The applicable agreements listed above ("Delegating Agreements") call for the provision of administrative and/or distribution related services and the JPMorgan Parties hereby consent to such delegation, provided, however, that the following terms shall apply to the delegation of duties under such agreements (whether by HLIC or one of the JPMorgan Parties):

     Either party may employ an affiliate or a third party to perform any services required to enable the party to perform its functions under a Delegating Agreement. The delegating party will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment shall not relieve the delegating party of any of its obligations under a Delegating Agreement. The delegating party agrees that it remains liable to the other party for an affiliate's or third party's compliance with a Delegating Agreement, applicable regulations and requirements to the same extent as if the delegating party itself had acted or failed to act instead of the affiliate or third party.

In addition, the JPMorgan Parties request MassMutual, as HLIC's Administrator, confirm that all of the agreements listed above will continue uninterrupted under the same terms and conditions (except as modified herein), including the same provisions for services and fees, after December 31, 2013, unless amended by the JPMorgan Parties and MassMutual (acting as HLIC's Administrator).

Please confirm your agreement with the terms stated in this letter agreement by signing and returning a signed copy to JPMorgan Distribution Services at the address given at the bottom of this page.

Very truly yours,


JPMORGAN DISTRIBUTION SERVICES, INC.

By:    /s/ Susan S. Montgomery
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Name:  Susan S. Montgomery
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Title: President
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Date:  12/26/14
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J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:    /s/ Robert L. Young
       -----------------------------------

Name:  Robert L. Young
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Title: Managing Director
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Date:  12/31/14
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JPMORGAN TRUST I
JPMORGAN TRUST II
J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC
J.P. MORGAN MUTUAL FUND INVESTMENT TRUST
UNDISCOVERED MANAGERS FUNDS

By:    /s/ Julie A Roach
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Name:  Julie A Roach
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Title: Assistant Treasurer
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Date:  1/5/15
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SECURITY CAPITAL RESEARCH & MANAGEMENT INCORPORATED

By:    /s/ Michael J. Heller
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Name:  Michael J. Heller
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Title: Managing Director
       -----------------------------------

Date:
       -----------------------------------

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ACKNOWLEDGED AND AGREED UPON:

HARTFORD LIFE INSURANCE COMPANY
By MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, ITS ADMINISTRATOR


By:    /s/ Brian Haendiges
       -----------------------------------

Name:  Brian Haendiges
       -----------------------------------

Title: Senior Vice President
       -----------------------------------

Date:
       -----------------------------------

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                                    EXHIBIT A

                        NOTICE LETTER IN CONNECTION WITH
                         HARTFORD LIFE INSURANCE COMPANY
                             MUTUAL FUND AGREEMENTS

5/6/2013

JPMorgan Funds
245 Park Avenue
New York, NY 10167
Attention Contract Administration

JPMorgan Distribution Services, Inc.
1111 Polaris Parkway
Columbus, OH 43240
Attention: Contract Administration

Ladies and Gentlemen:

You are a party to one or more agreements ("Agreement(s)") which provide(s) for the use by certain separate investment accounts ("Separate Accounts") of Hartford Life Insurance Company ("HLIC") of your Funds (as defined in the Agreement(s)) as investment options under certain group annuity contracts and group funding agreements in connection with certain retirement plans.

Effective as of January 1, 2013, Massachusetts Mutual Life Insurance Company ("MassMutual") purchased the retirement services business from The Hartford Financial Services Group, Inc. (the "Sale"). In connection with the Sale, MassMutual or its affiliate will be performing any and all administrative and distribution services provided for by the Agreement(s) on behalf of Hartford Life Insurance Company, including those trading and clearing services set forth in the Agreement(s), as of (a) December 31, 2013, or (b) such other date of which MassMutual advises you in writing, which date shall not be later than June 30, 2014.

Please contact your MassMutual relationship manager if you have any questions in connection with this notice.

Very truly yours,


Eric Wietsma
Senior Vice President, Massachusetts Mutual Life Insurance Company